Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2025 with respect to the financial statements of PAVmed Inc. for the year ended December 31, 2024 included in the Annual Report on Form 10-K.

/s/ Marcum LLP

New York, NY

July 28, 2025